Exhibit 99.1

News Release

	Contact:	Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS YEAR END 2017 EARNINGS,

HIGHLIGHTED BY RECORD EARNINGS AND STRONG ORGANIC LOAN GROWTH

Clearfield, Pennsylvania – February 2, 2018

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today reported net income of $23.9 million, or $1.57 per share, for 2017 compared to net income of $20.5 million, or $1.42 per share, in 2016. Excluding the impact of the revaluation of the deferred tax asset in the fourth quarter of 2017 discussed below, net income was $26.9 million, or $1.77 per share in 2017, an increase of 24.6% from $1.42 per share in 2016. Return on average assets and average equity for the year ended December 31, 2017 were 0.89% and 9.97%, respectively, compared to 0.85% and 9.69% in 2016. Excluding the impact of the revaluation of the deferred tax asset, returns on average assets and equity were 1.00% and 11.23%, respectively, for the year ended December 31, 2017.

For the quarter ended December 31, 2017, CNB reported net income of $3.5 million, or $0.23 per diluted share. Excluding the impact of the revaluation of the deferred tax asset, net income was $6.5 million, or $0.43 per share, an increase of 22.9% from $0.35 per share in the fourth quarter of 2016.

Additional highlights as of and for the year ended December 31, 2017 include the following:

•	Loans of $2.15 billion as of December 31, 2017, compared to loans of $1.87 billion as of December 31, 2016. Organic loan growth in 2017 was 14.5%.

•	Deposits of $2.17 billion as of December 31, 2017, compared to deposits of $2.02 billion as of December 31, 2016. Organic deposit growth in 2017 was 7.4%.

•	Net interest margin on a fully tax-equivalent basis of 3.82% for the year ended December 31, 2017, compared to 3.78% for the year ended December 31, 2016.

•	Book value per share of $15.98 as of December 31, 2017 increased 9.2% compared to book value per share of $14.64 as of December 31, 2016. Tangible book value per share of $13.33 as of December 31, 2017 increased 13.4% compared to tangible book value per share of $11.76 as of December 31, 2016.

•	Non-performing assets of $19.8 million, or 0.71% of total assets as of December 31, 2017, compared to $16.4 million, or 0.64% of total assets, as of December 31, 2016.

Unaudited Financial Information

CNB’s fourth quarter and annual 2017 earnings were impacted by the recent reduction in the federal corporate income tax rate to 21%, effective January 1, 2018, from the 35% marginal tax rate in effect throughout 2017 and 2016. Fourth quarter and annual 2017 results include additional income tax expense related to a reduction in the carrying value of the net deferred tax asset, resulting in a reduction of $0.20 in diluted earnings per share. Management expects CNB’s future income tax provision will be lower as a result of the lower tax rate.

The effective tax rate for the year ended December 31, 2017 was 34.2%, compared to 25.9% for 2016, and the higher tax rate for 2017 resulted primarily from the additional tax provision related to the change in tax rate. Management estimates the effective tax rate for 2018 to be approximately 16%, reflecting the benefit of a lower corporate tax rate.

Joseph B. Bower, Jr., President and CEO, stated, “We are extremely pleased with a strong year of solid organic growth in both new and legacy markets. Excluding the revaluation of our deferred tax asset at the end of 2017, our performance metrics are up meaningfully from the prior year and we look forward to continued growth coupled with high performance in 2018. Despite the additional shares that resulted from raising common equity earlier in the year, a double digit increase in EPS reflects the successful execution of our strategy and we thank all our employees and valued customers for an extraordinary year.”

Net Interest Margin

Net interest margin on a fully tax equivalent basis was 3.81% and 3.82% for the three months and year ended December 31, 2017, compared to 3.84% and 3.78% for the three months and year ended December 31, 2016.

The yield on earning assets increased 16 basis points to 4.53% for the year ended December 31, 2017 from 4.37% for the year ended December 31, 2016. Total interest and dividend income increased to $108.9 million for the year ended December 31, 2017 from $94.3 million for the year ended December 31, 2016. In addition, CNB recorded $3.2 million and $783 thousand in interest expense for the years ended December 31, 2017 and 2016, respectively, resulting from the issuance of $50 million in subordinated debt on September 29, 2016 to help support balance sheet growth.

Asset Quality

During the year ended December 31, 2017, CNB recorded a provision for loan losses of $6.7 million, as compared to a provision for loan losses of $4.1 million for the year ended December 31, 2016. The provision for loan losses was $3.1 million and $2.1 million for the three months ended December 31, 2017 and 2016, respectively. Net chargeoffs were $3.3 million in 2017, as compared to net chargeoffs of $4.6 in 2016, and the ratio of net chargeoffs to average loans was 0.16% and 0.27% for the years ended December 31, 2017 and 2016, respectively.

CNB Bank net chargeoffs totaled $2.2 million and $1.7 million during the years ended December 31, 2017 and 2016, or 0.06% and 0.10%, respectively, of average CNB Bank loans. Holiday Financial Services Corporation, CNB’s consumer discount company, recorded net chargeoffs totaling $1.1 million and $2.9 million during the years ended December 31, 2017 and 2016, respectively.

In 2017, one commercial real estate loan that was impaired at year end 2016 but still on accrual status was placed on nonaccrual status as a result of further deterioration in the financial condition of the borrower. The additional provision for loan losses recorded in 2017 related to this loan was $2.9 million, including $1.6 million in the fourth quarter of 2017, which was based on the most current financial information available from the borrower. In 2017, CNB also increased its provision for loan losses as a result of stronger organic loan growth compared to 2016.

Non-Interest Income

Net realized gains on available-for-sale securities were $1.5 million during the year ended December 31, 2017, compared to $1.0 million during the year ended December 31, 2016. Net realized and unrealized gains on trading securities were $881 thousand during the year ended December 31, 2017, compared to $503 thousand during the year ended December 31, 2016. Excluding the effects of securities transactions, non-interest income was $19.0 million for the year ended December 31, 2017, compared to $16.2 million for the year ended December 31, 2016.

As a result of CNB’s continued focus on growing its Private Client Solutions division, wealth and asset management revenues were $3.7 million in 2017, an increase of 20.6% from $3.1 million in 2016. During 2017, CNB recorded $1.7 million in income from bank owned life insurance policies, including $387 thousand representing the death proceeds on life insurance policies in excess of the cash surrender value, compared to $1.1 million in 2016.

Non-Interest Expenses

Total non-interest expenses were $17.6 million and $70.0 million during the three months and year ended December, 2017, compared to $16.5 million and $67.1 million during the three months and year ended December 31, 2016. Non-interest expenses in 2016 included $3.7 million of non-recurring items, which consisted of merger related expenses of $486 thousand, costs associated with our core processing system upgrade of $1.7 million, and a prepayment penalty associated with the early payoff of long-term borrowings of $1.5 million.

Salaries and benefits expense increased $3.8 million, or 11.9%, during the year ended December 31, 2017 compared to the year ended December 31, 2016. As of December 31, 2017, CNB had 512 full-time equivalent staff, compared to 486 full-time equivalent staff as of December 31, 2016. The staff added during this period included 28 employees for CNB’s newest division, BankOnBuffalo. Occupancy expenses increased $1.5 million, or 18.4%, during the year ended December 31, 2017 compared to the year ended December 31, 2016, resulting primarily from two locations acquired from Lake National Bank in Mentor, Ohio in July 2016, as well as branch locations that have been opened since the end of 2016 in Ashtabula, Ohio; Blair County, Pennsylvania; and three branch locations in western New York.

RECONCILIATION OF NON-U.S. GAAP MEASURE

(Dollars in Thousands, Except Per Share Data)

The table below provides a reconciliation of CNB’s fourth quarter and annual unaudited earnings results and earnings metrics under U.S. generally accepted accounting principles (U.S. GAAP) to the comparative results excluding the additional tax charge referred to above. Management believes disclosure of 2017 earnings results, adjusted to exclude the additional income tax provision resulting from the change in tax rate, provides useful information to investors for purposes of comparison with 2016 results.

	(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
				(unaudited)
	2017	2016	% change	2017	2016	% change
Net income, U.S. GAAP	$3,451	$5,040	-31.5%	$23,860	$20,540	16.2%
Additional income tax provision resulting from change in tax rate	3,009		NA	3,009		NA

Net income, excluding effect of change in tax rate	$6,460	$5,040	28.2%	$26,869	$20,540	30.8%

Diluted earnings per share, U.S. GAAP	$0.23	$0.35	-34.3%	$1.57	$1.42	10.6%
Effect of change in tax rate	$0.20		NA	$0.20		NA

Diluted earnings per share, excluding effect of change in tax rate	$0.43	$0.35	22.9%	$1.77	$1.42	24.6%

Return on average assets, U.S. GAAP	0.50%	0.80%	-37.5%	0.89%	0.85%	4.7%
Effect of change in tax rate	0.44%		NA	0.11%		NA

Return on average assets, excluding effect of change in tax rate	0.94%	0.80%	17.5%	1.00%	0.85%	17.6%

Return on average equity, U.S. GAAP	5.61%	9.41%	-40.4%	9.97%	9.69%	2.9%
Effect of change in tax rate	4.89%		NA	1.26%		NA

Return on average equity, excluding effect of change in tax rate	10.50%	9.41%	11.6%	11.23%	9.69%	15.9%

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.8 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, 31 full-service offices in Pennsylvania and northeast Ohio, including ERIEBANK, a division of CNB Bank, 7 full-service offices and one loan production office in central Ohio conducting business as FCBank, a division of CNB Bank, and 3 full-service offices in northwest New York conducting business as BankOnBuffalo, a division of CNB Bank. More information about CNB and CNB Bank may be found on the Internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
				(unaudited)
(Dollars in thousands, except share and per share data)	2017	2016	% change	2017	2016	% change
Income Statement
Interest income	$28,698	$24,818	15.6%	$108,874	$94,315	15.4%
Interest expense	4,897	3,809	28.6%	17,365	13,028	33.3%

Net interest income	23,801	21,009	13.3%	91,509	81,287	12.6%
Provision for loan losses	3,105	2,111	47.1%	6,655	4,149	60.4%

Net interest income after provision for loan losses	20,696	18,898	9.5%	84,854	77,138	10.0%

Non-interest income
Service charges on deposit accounts	1,310	1,148	14.1%	4,809	4,297	11.9%
Other service charges and fees	779	702	11.0%	2,454	2,539	-3.3%
Wealth and asset management fees	949	789	20.3%	3,724	3,087	20.6%
Net realized gains on available-for-sale securities	—	—	NA	1,543	1,005	53.5%
Net realized and unrealized gains on trading securities	406	238	70.6%	881	503	75.1%
Mortgage banking	238	389	-38.8%	906	1,095	-17.3%
Bank owned life insurance	351	276	27.2%	1,659	1,082	53.3%
Card processing and interchange income	973	897	8.5%	3,763	3,396	10.8%
Gain on sale of branch	—	—	NA	536	—	NA
Other	535	185	189.2%	1,160	687	68.9%

Total non-interest income	5,541	4,624	19.8%	21,435	17,691	21.2%

Non-interest expenses
Salaries and benefits	9,018	8,289	8.8%	36,026	32,194	11.9%
Net occupancy expense of premises	2,530	2,132	18.7%	9,546	8,064	18.4%
FDIC insurance premiums	313	180	73.9%	1,182	1,229	-3.8%
Core Deposit Intangible amortization	262	346	-24.3%	1,229	1,125	9.2%
Prepayment penalties - long-term borrowings	—	—	NA	—	1,506	NA
Core processing conversion costs	—	96	NA	—	1,693	NA
Merger costs	—	5	NA	—	486	NA
Card processing and interchange expenses	539	219	146.1%	2,116	1,889	12.0%
Other	4,926	5,188	-5.1%	19,938	18,932	5.3%

Total non-interest expenses	17,588	16,455	6.9%	70,037	67,118	4.3%

Income before income taxes	8,649	7,067	22.4%	36,252	27,711	30.8%
Income tax expense	5,198	2,027	156.4%	12,392	7,171	72.8%

Net income	$3,451	$5,040	-31.5%	$23,860	$20,540	16.2%

Average diluted shares outstanding	15,216,034	14,394,109		15,131,583	14,374,260

Diluted earnings per share	$0.23	$0.35	-34.3%	$1.57	$1.42	10.6%
Cash dividends per share	$0.165	$0.165	0.0%	$0.66	$0.66	0.0%

Payout ratio	72%	47%		42%	46%

Average Balances
Loans, net of unearned income	$2,115,937	$1,836,234	$2,023,288	$1,717,224
Total earning assets	2,557,294	2,353,892	2,503,107	2,261,403
Total assets	2,735,462	2,522,410	2,677,531	2,420,240
Total deposits	2,109,214	2,014,248	2,058,000	1,950,014
Shareholders’ equity	246,070	214,142	239,223	212,058
Tangible shareholders’ equity (*)	205,547	172,269	198,239	175,322

Performance Ratios (quarterly information annualized)
Return on average assets	0.50%	0.80%	0.89%	0.85%
Return on average equity	5.61%	9.41%	9.97%	9.69%
Return on average tangible equity (*)	6.72%	11.70%	12.04%	11.72%
Net interest margin (FTE)	3.81%	3.84%	3.82%	3.78%

Loan Charge-Offs
Net loan charge-offs	$1,261	$1,484	$3,292	$4,556
Net loan charge-offs / average loans	0.24%	0.32%	0.16%	0.27%

The following is a non-GAAP disclosure of pre-tax net income excluding the effects of net realized gains on the sale of available for sale securities and the gain on the sale of a branch, as well as nonrecurring expenses including prepayment penalties on long-term borrowings, core processing conversion costs, and merger costs:

	(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	(Dollars in thousands)
				(unaudited)
	2017	2016	% change	2017	2016	% change
Pre-tax net income, GAAP basis	$8,649	$7,067	22.4%	$36,252	$27,711	30.8%
Net realized gains on available-for-sale securities	—	—	NA	(1,543)	(1,005)	53.5%
Gain on sale of branch	—	—	NA	(536)	—	NA
Prepayment penalties - long-term borrowings	—	—	NA	—	1,506	NA
Core processing conversion costs	—	96	NA	—	1,693	NA
Merger costs	—	5	NA	—	486	NA

Pre-tax net income, non-GAAP	$8,649	$7,168	20.7%	$34,173	$30,391	12.4%

	(unaudited)	(unaudited)
	December 31,	September 30,	December 31	% change versus
	2017	2017	2016	9/30/17	12/31/16
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$2,145,959	$2,098,574	$1,873,536	2.3%	14.5%
Loans held for sale	852	1,672	7,528	-49.0%	-88.7%
Investment securities	416,859	430,742	500,693	-3.2%	-16.7%
FHLB and other equity interests	21,517	26,145	19,186	-17.7%	12.1%
Other earning assets	2,199	2,806	2,246	-21.6%	-2.1%

Total earning assets	2,587,386	2,559,939	2,403,189	1.1%	7.7%

Allowance for loan losses	(19,693)	(17,849)	(16,330)	10.3%	20.6%
Goodwill	38,730	38,730	38,730	0.0%	0.0%
Core deposit intangible	1,625	1,888	2,854	-13.9%	-43.1%
Other assets	160,725	162,361	145,378	-1.0%	10.6%

Total assets	$2,768,773	$2,745,069	$2,573,821	0.9%	7.6%

Non interest-bearing deposits	$321,858	$313,543	$289,922	2.7%	11.0%
Interest-bearing deposits	1,845,957	1,747,067	1,727,600	5.7%	6.9%

Total deposits	2,167,815	2,060,610	2,017,522	5.2%	7.4%

Borrowings	257,359	342,158	237,004	-24.8%	8.6%
Subordinated debt	70,620	70,620	70,620	0.0%	0.0%
Deposits held for sale	—	—	6,456	NA	NA
Other liabilities	29,069	27,233	30,435	6.7%	-4.5%

Total shareholders’ equity	243,910	244,448	211,784	-0.2%	15.2%

Total liabilities and shareholders’ equity	$2,768,773	$2,745,069	$2,573,821	0.9%	7.6%

Ending shares outstanding	15,264,740	15,285,236	14,467,815

Book value per share	$15.98	$15.99	$14.64
Tangible book value per share (*)	$13.33	$13.34	$11.76

Capital Ratios
Tangible common equity / tangible assets (*)	7.46%	7.54%	6.72%
Tier 1 leverage ratio	8.47%	8.44%	7.87%
Common equity tier 1 ratio	10.03%	10.14%	9.28%
Tier 1 risk based ratio	10.99%	11.12%	10.33%
Total risk based ratio	14.34%	14.45%	13.83%

Asset Quality
Non-accrual loans	$18,561	$19,786	$15,329
Loans 90+ days past due and accruing	485	592	10

Total non-performing loans	19,046	20,378	15,339
Other real estate owned	710	760	1,015

Total non-performing assets	$19,756	$21,138	$16,354

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$8,344	$8,655	$8,710
Non-performing TDR loans **	8,959	8,853	3,121

Total TDR loans	$17,303	$17,508	$11,831

Non-performing assets / Loans + OREO	0.92%	1.01%	0.87%
Non-performing assets / Total assets	0.71%	0.77%	0.64%
Allowance for loan losses / Loans	0.92%	0.85%	0.87%

*	- Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Return on average tangible equity is calculated by dividing annualized net income by average tangible assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

**	- Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(Dollars in thousands, except share and per share data)
	(unaudited)	(unaudited)
	December 31,	September 30,	December 31
	2017	2017	2016
Shareholders’ equity	$243,910	$244,448	$211,784
Less goodwill	38,730	38,730	38,730
Less core deposit intangible	1,625	1,888	2,854

Tangible common equity	$203,555	$203,830	$170,200

Total assets	$2,768,773	$2,745,069	$2,573,821
Less goodwill	38,730	38,730	38,730
Less core deposit intangible	1,625	1,888	2,854

Tangible assets	$2,728,418	$2,704,451	$2,532,237

Ending shares outstanding	15,264,740	15,285,236	14,467,815

Tangible book value per share	$13.33	$13.34	$11.76
Tangible common equity/Tangible assets	7.46%	7.54%	6.72%